SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 13, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration license onshore Israel, the Megiddo-Jezreel License (“MJL”), comprising approximately 99,000 acres, announces that during the current open hole wireline logging and subsequent reaming (cleaning the well bore) operations in the MJ #1 well, Zion encountered free-flowing hydrocarbons, while circulating drilling mud.

Zion’s President and Chief Operations Officer, Dustin Guinn, provided further understanding of recent events stating, “We were cautiously optimistic given the amount of gas that accumulated in the well after returning from Shabbat after calling total depth (TD) at 5,026 meters (~16,500 feet). After making our first of three open hole logging runs, we decided to ream to bottom to clean the hole out in anticipation of our second logging run. After circulating the well, we experienced a continued and significant increase in gas followed by clear evidence of oil in our circulated mud from the bottom of the well. This is obviously very exciting news and as a result, we have decided to continue to drill up to another 70 meters (~230 feet). We expect that to take a couple of days, and barring any operational difficulties, we will continue with our open hole logs immediately thereafter.”

Zion’s CEO, Victor G. Carrillo, added, “I am ecstatic to see clear evidence of hydrocarbons (oil and gas) in the deeper portion of our Megiddo-Jezreel #1 well – a project that we have been working on for years. However, at this time we cannot comment on the commerciality or ability to successfully produce the well. We ask that our shareholders continue to pray for safe and successful drilling, logging, and testing operations, and for God’s wisdom for management as we make key decisions in the following days and weeks. Please be patient. We will provide further updates after we have adequate time to properly evaluate the logs and finalize our well testing program following the recent events.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press release dated February 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: February 13, 2018	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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